Limited Power of Attorney

	The undersigned hereby constitutes
 and appoints each of Roland T. Kelly,
Lloyd H. Feller, Judith K. Otamura-Kester, and Robert D. Ming, each acting individually, as the undersigneds true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any Form 3, Form 4, Form 5, Schedule 13G,
 Schedule 13D or Form ID relating to
beneficial ownership and changes in
beneficial ownership of equity securities of Jefferies Group, Inc. (the Company), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and
Exchange Commission, and submit copies
thereof to any securities exchange or
automated quotation system and to the
Company, granting unto each said
attorney-in-fact and agent, full
power and authority to do and
perform each and every act and thing
requisite or necessary to be done in
and about the premises, as fully to
all intents and purposes as he or she
might or could do in person, hereby
ratifying and confirming all that each
said attorney-in-fact and agent, or
their or his or her substitutes, may
lawfully do or cause to be done by
virtue hereof.  This power of
attorney shall expire at such
time as the undersigned ceases
to be subject to filing requirements
under Sections 13(d), 13(g), and
16(a) of the Securities Exchange
Act of 1934, as amended.


s Michael T. O Kane
Michael T. O Kane

	May 22, 2006